Gary R. Henrie
Attorney at Law
8275 S. Eastern Ave., Suite 200                                                                                                                                                                                                                                                                                                                                          Telephone: 702-616-3093
Las Vegas, NV 891213                                                                                                                                                                                                                                                                                                                                                       Facsimile: (801) 796-0842
                                                                                                                                                                                                                                                                                                                                                                                           E-mail: grhlaw@hotmail.com

March 17, 2009

Board of Directors
TRANSFER TECHNOLOGY INTERNATIONAL CORP.
2203 N. Lois Ave., Suite 704
Tampa, Florida 33607

Re:         TRANSFER TECHNOLOGY INTERNATIONAL CORP. (the “Company”)
Form S-8 Registration Statement

Ladies and Gentlemen:

As special securities counsel for the Company, you have requested my opinion in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the Company’s common stock to be issued through its 2009 Stock Option Plan (the “Plan”).

I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion.  Based on the foregoing, and subject to the limitations and exceptions set forth below, I am of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued options.

This opinion speaks as of its date and I undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to my attention after delivery hereof on such date.  This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without my express written consent.  Moreover, my opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Gary R. Henrie
Gary R. Henrie